EXHIBIT (32)-b

Bausch & Lomb Incorporated

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

I, Stephen C. McCluski, Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.

the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 25, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Bausch & Lomb Incorporated and will be retained by Bausch & Lomb Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Stephen C. McCluski Stephen C. McCluski Senior Vice President and Chief Financial Officer
Date: November 1, 2004